Exhibit 99.1

CryoMass provides update

Company entering commercial processing phase

July 07, 2023 07:10 ET| Source: Cryomass Technologies

DENVER, July 07, 2023 (GLOBE NEWSWIRE) -- CryoMass Technologies Inc. (the “Company” or “CryoMass”) (OTCQB: CRYM) a leading provider of innovative botanical refinement solutions, is excited to announce the successful transition from beta testing to commercial-level processing of its Trichome Separation Beta unit, also known as “CryoSift Separator™”.

Since acquiring all intellectual property from CryoCann USA Corp, CryoMass has achieved remarkable strides in advancing and protecting its proprietary technology. Prior to the CryoCann asset acquisition, the technology had undergone six years of intensive research and development, but it had not been validated at an industrial scale. CryoMass has now achieved a major milestone by successfully designing and constructing an industrial-scale Beta system, which has undergone rigorous testing across multiple phases. This comprehensive journey, starting from the initial industrial design to the completion and testing of the first prototype, has laid a solid foundation for CryoMass to embark on commercial-level processing. This achievement marks a significant leap forward for the Company.

To view the accompanying CryoSift Separator™ video please visit:

https://www.globenewswire.com/NewsRoom/AttachmentNg/b77a3cfd- d9cf-44d2-9d47-cff18e286afc

Beta validation and testing

Following the completion of the CryoSift Separator™ Beta unit’s build, CryoMass initially installed the unit at RedTape Core Partners LLC’s (“RedTape”) licensed Coastal Refinement Solutions (“Coastal”), California, processing center in mid-December, pursuant to a multi-state licensing agreement that we previously announced (the “RedTape Agreement”). CryoMass, in collaboration with Coastal’s extraction team, conducted trial runs on the Beta unit and identified areas for optimization to enhance performance. After completing the necessary modifications, a second series of biomass test runs began.

During the second series of runs, we focussed on evaluating the system’s reliability, performance, and safety, established optimal cleaning and maintenance procedures, and determined the final design for the first serialized CryoSift Separator™ build. We also captured efficiency data and started to establish Standard Operating Procedures (SOPs) for processing CryoSift (trichomes separated using the Company’s proprietary method) in either a hydrocarbon-based extraction system or for producing solventless extracts. Throughout this phase, the CryoMass team closely monitored stress points, and performed necessary maintenance and adjustments during periods of downtime.

An important step in the proof-of-concept phase for CryoMass is demonstrating that our system and process can produce both solvent- based or solventless extracts faster and at a lesser cost than traditional methods at equal or better standards of quality. For example, our initial observations show that hydrocarbon-based extracts from CryoSift have a higher terpene count and more defined aromas than the extracts made from whole flower biomass.

To view the accompanying CryoSift being discharged from the CryoMass system video please visit:

https://www.globenewswire.com/NewsRoom/AttachmentNg/3cea7716- 46ed-4038-8133-8eecd68e6c4f

Live resin hydrocarbon-based (solvent) extract from CryoSift.

Live rosin (solventless) extract from CryoSift.

Thorough beta testing is crucial for the development and understanding of any new technology to ensure the production of a robust commercially viable product. The Company prioritized a thorough and responsible approach to establish a solid foundation for future system deployments. The final design for the first serial production system has been achieved through collaboration with the manufacturer, and the company is now in the final phase of build cost analysis.

Revenue Generation Phase and Market Expansion

The RedTape Agreement stipulated that the installment payment schedule would commence upon the CryoMass Beta unit being ready for commercial-level processing. With this phase now underway, CryoMass expects to receive scheduled payments from RedTape over the next 12 months. Additionally, we anticipate a deployment schedule for future systems to be generated pursuant to the agreement.

CryoMass has been diligently planning the manufacturing and deployment of additional units in other key markets beyond the RedTape Agreement. The company is engaged in advanced discussions with several companies in three states outside of California, each presenting significant revenue potential. The focus is on cementing relationships with established companies that possess substantial cultivation and processing footprints, aiming to understand their specific needs and areas where CryoMass can provide value to their operations.

Simultaneously, CryoMass, in partnership with operational partner Coastal has initiated events to showcase the Beta system to industry participants from various regions of the United States. On June 14th, 2023, our CEO Christian Noël was in Monterey, California to participate in leading one of these showcasing events which brought together cultivators and processors from California and other states to witness the system in action.

To view the accompanying CryoSift Separator™ in operation during June 14th, 2023, showcasing event video please visit:

https://www.globenewswire.com/NewsRoom/AttachmentNg/4f911cdb-fb19- 44e8-b637-ce64b2884d6e

Attendees of June 14th, 2023, showcasing event.

Priyesh Sharma, CryoMass Senior Director of Engineering and R&D doing a training session.

For California-based cultivators, CryoMass operating partner Coastal has taken a significant step forward to initiate the processing of introductory fee batch runs of biomass. This crucial first step serves to showcase the exceptional results and advantages of our cutting-edge technology. In this manner, we aim to establish strong, long-term relationships with cultivators and to pave the way for future contractual processing agreements that involve larger quantities of biomass anticipated to be harvested in the fall.

As the fall harvest season approaches in California, many farmers are burdened with substantial quantities of frozen biomass from the previous year’s harvest. This surplus biomass remains unsold, occupying limited and expensive freezer space. CryoMass provides the ideal solution for reducing the volume of this biomass before the next harvest arrives. By collaborating with a targeted group of qualified cultivators now, CryoMass strategically lays the groundwork for seamless cooperation during the upcoming fall harvest.

Through our innovative biomass reduction process, CryoMass enables cultivators to handle their harvested biomass with unprecedented efficiency. By streamlining processes, we reduce numerous layers of cost, encompassing labor, cold storage, and transportation expenses. Consequently, cultivators experience an increase in the value of their biomass, as it transforms into a more refined product, which amplifies its monetization potential and reduces environmental impact.

While the testing and optimization phase took longer than anticipated, CryoMass is now prepared to enter the revenue generation phase with its Beta unit in California. The company plans to deploy at least two additional units before the year’s end, catering to the strong interest from cannabis and hemp cultivators and processors eager to integrate this groundbreaking technology into their operations.

The common stock of CryoMass Technologies Inc. trades on the OTC QB market under the symbol CRYM. For further information, please contact the Company by email at investors@cryomass.com or by telephone at 303- 222-8092.

About CryoMass

CryoMass Technologies Inc. designs, manufactures and licenses field- mobile equipment for the handling of harvested cannabis, hemp and other high-value plant material. The company owns patented technology that utilizes liquid nitrogen to fully separate, collect and protect the high-value compounds from the harvested plant. Building on that technology, the company has designed and built its first Trichome Separation unit. CryoMass’ patented liquid nitrogen Trichome Separation method is optimized for the rapid capture of fully intact cannabis and hemp trichomes, as well as terpenes. The system empowers processors to operate more efficiently by reducing the number of steps in the pre- and post- extraction processes which translates into important cost savings. The process results in an output of superior purity that captures practically all the active compounds present in the biomass at the time of harvest. The resulting CryoSift (trichomes separated using the proprietary method) can be warehoused for extended periods, or further processed into consumer products. The company believes that efficiencies delivered by the system will trigger industry-wide changes in the handling and processing of harvested cannabis and hemp. It also is exploring the application of the underlying technology to a broad range of industries that handle high- value materials that could benefit from precision capture methods.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll- out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factor.

Photos accompanying this announcement are available at:

https://www.globenewswire.com/NewsRoom/AttachmentNg/3a3f31e5- 3474-49ba-a793-7e334cedc44a

https://www.globenewswire.com/NewsRoom/AttachmentNg/442f5753- ca77-49e1-9cd5-7c6d73b5977a

https://www.globenewswire.com/NewsRoom/AttachmentNg/5f12c5f6- 50dd-40b3-9019-1a415fe8d7c9

https://www.globenewswire.com/NewsRoom/AttachmentNg/d7bc5c87- 85cd-4ae3-bae6-9af3cc8c4ea1

Video 1	Video 2

CryoSift Separator™	CryoSift being discharged from the CryoMass system.

Video 3

CryoSift Separator™ in operation during June 14th, 2023, showcasing event.

Related Links

https://cryomass.com

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